EXHIBIT 99.1

Anika Reports Fourth Quarter and Year-End 2020 Financial Results

Completed Transformative Year with Q4 2020 Revenue Up 10% Year-Over-Year,
Full Year 2020 Revenue up 14%
Well Positioned for Growth in 2021

BEDFORD, Mass., March 04, 2021 (GLOBE NEWSWIRE) -- Anika Therapeutics, Inc. (NASDAQ: ANIK), a global joint preservation company that creates and delivers meaningful advancements in early intervention orthopedic care, today reported financial results for its fourth quarter and year-ended December 31, 2020.

Fourth Quarter 2020 Financial Summary

  Revenue in the fourth quarter of 2020 increased 10% year-over-year to $32.7 million, compared to $29.8 million, due to Joint Preservation and Restoration revenue following the acquisitions of Parcus Medical, LLC and Arthrosurface, Inc., in the first quarter of 2020, offset by lower Joint Pain Management revenue as a result of the COVID environment.
  Gross margin of 51% includes a 16-point negative impact from $5.2 million of acquisition-related expenses.
  Net loss was $15.7 million, or $1.10 loss per share, compared to net income of $4.1 million, or $0.28 per diluted share, in the prior year. Net loss this quarter included a non-cash charge for goodwill impairment offset by a reduction in the value of contingent consideration, netting to a charge of $11.9 million, or $0.84 per diluted share. Adjusted net income1 for the quarter was $1.7 million, or $0.12 per diluted share, compared to $6.3 million, or $0.43 per diluted share, in the prior year.
  Adjusted EBITDA1 for the quarter was $4.0 million, compared to $11.1 million for the prior year.
  Operating cash flow during the quarter was $2.6 million. Cash, cash equivalents and investments totaled $98.3 million, compared to $124.8 million as of September 30, 2020. Anika repaid the remaining $25.0 million outstanding under its credit facility in the fourth quarter of 2020.

Fiscal Year 2020 Financial Summary

  Revenue for 2020 increased 14% to $130.5 million compared with $114.6 million, due to Joint Preservation and Restoration revenue following the acquisitions of Parcus Medical and Arthrosurface in the first quarter of 2020, partly offset by lower Joint Pain Management revenue as a result of the COVID environment.
  Gross margin of 53% includes a 13-point negative impact from $16.9 million of acquisition-related expenses.
  Net loss of $24.0 million, or $1.69 loss per share, compared to net income of $27.2 million, or $1.89 per diluted share, in the prior year. Net loss in 2020 included a non-cash charge for goodwill impairment offset by a reduction in the value of contingent consideration, netting to a charge of $13.8 million, or $0.97 per diluted share. Adjusted net income1 for the year was $10.1 million, or $0.71 per diluted share, compared to $29.4 million, or $2.05 per diluted share.
  Adjusted EBITDA1 was $23.9 million, compared to $49.2 million for the prior year.
  Full year operating cash flow was $13.1 million.

1 See description of non-GAAP financial information contained in this release.

“I am very proud of the Anika team and their accomplishments this year given the extraordinarily challenging market and the complicated work environment associated with the COVID pandemic,” said Cheryl R. Blanchard, Ph.D., Anika’s President and CEO. “We successfully ended the year with double-digit revenue growth and positive operating cash flow, despite the COVID-related slowdown in elective procedures that impacted our global business. 2020 was a transformative year for Anika as we integrated our two acquisitions, Parcus Medical and Arthrosurface, and thereby accelerated diversification of our portfolio and business, leveraging our strength in osteoarthritis pain management as we expand in the higher growth orthopedic spaces of regenerative solutions, soft tissue repair and bone preserving joint technologies. Within this greater than $8 billion global market opportunity, we remain focused on our stated 2024 targets of doubling revenues, expanding profitability, and creating tremendous value for our customers, their patients, and our shareholders.”

2020 Business Highlights

  Successfully navigated the business through the COVID-19 pandemic with no significant disruptions delivering quality products and support for our customers and their patients
  Completed transformative acquisitions of Parcus Medical and Arthrosurface, diversifying our portfolio and expanding our market opportunity into the >$8 billion joint preservation market.
  Strengthened the senior leadership team and board of directors with nine new additions
  Completed the integration of the U.S. and international commercial organizations which includes a large network of dedicated distributors
  Launched seven new joint preservation products; received 510(k) clearance for our WristMotion Total Arthroplasty System, which preserves as much natural motion as possible and could help patients avoid joint fusion
  Initiated enrollment in our pilot clinical study for Cingal in the US (our next-generation combination viscosupplement) and resumed enrollment in our clinical trial for Hyalofast for approval in the US (our hyaluronic acid based cartilage regeneration solution); we continue to sell both Cingal and Hyalofast in over 30 countries outside the United States

Fiscal 2021 Outlook

Due to the continued uncertainty in the global market associated with the impact of the COVID-19 pandemic, the company is not providing detailed financial guidance for 2021 at this time.

Conference Call Information

Anika’s management will hold a conference call and webcast to discuss its financial results and business highlights today, Thursday, March 4th at 5:00 pm ET. The conference call can be accessed by dialing 1-855-327-6837 (toll-free domestic) or 1-631-891-4304 (international) and providing the conference ID number 10012940. A live audio webcast will be available in the "Investor Relations" section of Anika’s website, www.anika.com. A slide presentation with highlights from the conference call will be available in the Investor Relations section of the Anika website. A replay of the webcast will be available on Anika’s website approximately two hours after the completion of the event.

Non-GAAP Financial Information

Non-GAAP financial measures should be considered supplemental to, and not a substitute for, the Company’s reported financial results prepared in accordance with GAAP. Furthermore, the Company’s definition of non-GAAP measures may differ from similarly titled measures used by others. Because non-GAAP financial measures exclude the effect of items that will increase or decrease the Company’s reported results of operations, Anika strongly encourages investors to review the Company’s consolidated financial statements and publicly filed reports in their entirety.

Adjusted EBITDA

Anika presents adjusted EBITDA because management uses it as a supplemental measure in assessing the Company’s operating performance, and the Company believes that it is helpful to investors, securities analysts and other interested parties as a measure of comparative operating performance from period to period. The Company recognizes adjusted EBITDA as a commonly used measure in determining business value and as such, uses it internally to report results. It is also one of the performance metrics that determines management incentive compensation.

In 2020, adjusted EBITDA is defined by the Company as GAAP net income excluding depreciation and amortization, interest and other income (expense), income taxes, stock-based compensation expense, acquisition related costs, non-cash charges related to goodwill impairment and changes in the fair value of contingent consideration associated with the Company’s recent acquisitions as a result of the COVID pandemic, in-process research and development (IPR&D) write-offs, and product rationalization charges associated with certain non-core legacy products.

Adjusted Net Income and Adjusted EPS

In addition to adjusted EBITDA, the Company is reporting its fourth quarter 2020 results with respect to adjusted net income (net loss) and adjusted diluted Earnings (loss) per Share (EPS) with respect to adjusted net income. The Company believes that adjusted net income and adjusted diluted EPS also provide additional useful information for investors as they assess the Company’s operating performance, as they are measures that the Company evaluates regularly when assessing its own performance. Adjusted net income and adjusted diluted EPS are not calculated identically by all companies, and therefore the Company’s measurements of adjusted net income and adjusted diluted EPS may not be comparable to similarly titled measures reported by other companies. Adjusted net income is defined by the Company as GAAP net income excluding acquisition related expenses, inclusive of the impact of purchase accounting, on a tax effected basis, as well as certain IPR&D write-offs and the non-cash product rationalization charges associated with certain non-core legacy products. In the context of adjusted net income, the impact of purchase accounting includes amortization of inventory step up and intangible assets recorded as part of purchase accounting for acquisition transactions. The amortized assets contribute to revenue generation, and the amortization of such assets will recur in future periods until such assets are fully amortized. These assets include the estimated fair value of certain identified assets acquired in acquisitions in 2020 and beyond, including in-process research and development, developed technology, customer relationships and acquired tradenames. As a result of COVID, the Company is also specifically excluding the impacts of goodwill impairment charges and changes in the fair value in contingent consideration associated with the acquisition transactions, each on a tax effected basis. Adjusted diluted EPS is defined by the Company as GAAP diluted EPS excluding acquisition related expenses and the impact of purchase accounting, each on a tax-adjusted per share basis, as well as certain IPR&D write-offs and the non-cash product rationalization charges associated with certain non-core legacy products. Again, the Company is also specifically excluding the impacts of goodwill impairment charges and changes in the fair value in contingent consideration associated with the acquisition transactions, each on a tax effected basis if applicable. The Company is reporting this financial measure to the Board of Directors in order to facilitate an appropriate assessment of the Company’s performance and the impact of the COVID pandemic.

A reconciliation of adjusted EBITDA to net income, adjusted net income to net income and adjusted diluted EPS to diluted EPS, the most directly comparable financial measures calculated and presented in accordance with GAAP, is shown in the tables at the end of this release.

About Anika
Anika Therapeutics, Inc. (NASDAQ: ANIK), is a global joint preservation company that creates and delivers meaningful advancements in early intervention orthopedic care. We partner with clinicians to understand what they need most to treat their patients and we develop minimally invasive products that restore active living for people around the world. We are committed to leading in high opportunity spaces within orthopedics, including osteoarthritis pain management, regenerative solutions, soft tissue repair and bone preserving joint technologies. Anika is headquartered in Massachusetts with operations in the United States and Europe. For more information about Anika, please visit www.anika.com.

Forward-Looking Statements

This press release may contain forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, concerning the Company's expectations, anticipations, intentions, beliefs or strategies regarding the future which are not statements of historical fact, including those statements in the last sentence of the paragraph following the section captioned “Fiscal Year 2020 Financial Summary” related to potential future revenues and profitability. These statements are based upon the current beliefs and expectations of the Company's management and are subject to significant risks, uncertainties, and other factors. The Company's actual results could differ materially from any anticipated future results, performance, or achievements described in the forward-looking statements as a result of a number of factors including, but not limited to, (i) the Company's ability to successfully commence and/or complete clinical trials of its products on a timely basis or at all; (ii) the Company's ability to obtain pre-clinical or clinical data to support domestic and international pre-market approval applications, 510(k) applications, or new drug applications, or to timely file and receive FDA or other regulatory approvals or clearances of its products; (iii) that such approvals will not be obtained in a timely manner or without the need for additional clinical trials, other testing or regulatory submissions, as applicable; (iv) the Company's research and product development efforts and their relative success, including whether we have any meaningful sales of any new products resulting from such efforts; (v) the cost effectiveness and efficiency of the Company's clinical studies, manufacturing operations, and production planning; (vi) the strength of the economies in which the Company operates or will be operating, as well as the political stability of any of those geographic areas; (vii) future determinations by the Company to allocate resources to products and in directions not presently contemplated; (viii) the Company's ability to successfully commercialize its products, in the U.S. and abroad; (ix) the Company's ability to provide an adequate and timely supply of its products to its customers; and (x) the Company's ability to achieve its growth targets. Additional factors and risks are described in the Company's periodic reports filed with the Securities and Exchange Commission, and they are available on the SEC's website at www.sec.gov. Forward-looking statements are made based on information available to the Company on the date of this press release, and the Company assumes no obligation to update the information contained in this press release.

Anika Therapeutics, Inc. and Subsidiaries
Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2020	2019	2020	2019
Product revenue	$32,688	$29,767	$130,457	$114,512
Licensing, milestone and contract revenue	-	5	-	98
Total revenue	32,688	29,772	130,457	114,610
Cost of revenue	15,943	8,649	61,431	28,747
Gross Profit	16,745	21,123	69,026	85,863

Operating expenses:
Research and development	7,632	4,084	23,431	16,665
Selling, general and administrative	15,179	12,237	60,063	34,950
Goodwill impairment charge	24,376	-	42,520	-
Change in fair value of contingent consideration	(12,490)	-	(28,666)	-
Total operating expenses	34,697	16,321	97,348	51,615
Income (loss) from operations	(17,952)	4,802	(28,322)	34,248
Interest and other income (expense), net	(185)	360	(302)	1,873
Income (loss) before income taxes	(18,137)	5,162	(28,624)	36,121
Provision (benefit) for Income taxes	(2,480)	1,111	(4,642)	8,928
Net income (loss)	$(15,657)	$4,051	$(23,982)	$27,193

Net income (loss) per share:
Basic	$(1.10)	$0.28	$(1.69)	$1.93
Diluted	$(1.10)	$0.28	$(1.69)	$1.89

Weighted average common shares outstanding:
Basic	14,275	14,280	14,222	14,121
Diluted	14,275	14,621	14,222	14,374

Anika Therapeutics, Inc. and Subsidiaries
Consolidated Balance Sheets
(in thousands, except per share data)
(unaudited)

	December 31,	December 31,
ASSETS	2020	2019
Current assets:
Cash, cash equivalents and investments	$98,318	$184,943
Accounts receivable, net	24,102	23,079
Inventories, net	46,209	21,995
Prepaid expenses and other current assets	8,754	4,289
Total current assets	177,383	234,306
Property and equipment, net	50,613	50,783
Right-of-use assets	22,619	22,864
Other long-term assets	15,420	7,478
Intangible assets, net	91,157	7,585
Goodwill	8,413	7,694
Total assets	$365,605	$330,710

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$8,984	$3,832
Accrued expenses and other current liabilities	14,793	12,445
Contingent consideration	13,090	-
Total current liabilities	36,867	16,277
Other long-term liabilities	1,244	357
Contingent consideration	22,320	-
Deferred tax liability	11,895	4,331
Lease liabilities	20,879	21,367
Stockholders' equity:
Common stock, $0.01 par value	143	143
Additional paid-in-capital	55,355	48,707
Accumulated other comprehensive loss	(4,542)	(5,898)
Retained earnings	221,444	245,426
Total stockholders' equity	272,400	288,378
Total liabilities and stockholders' equity	$365,605	$330,710

Anika Therapeutics, Inc. and Subsidiaries
Reconciliation of GAAP Net Income to Adjusted EBITDA
(in thousands, except per share data)
(unaudited)

	For the Three Months Ended December 31,		For the Year Ended December 31,
in thousands, except per share data	2020	2019	2020	2019
Net income (loss)	$(15,657)	$4,051	$(23,982)	$27,193
Interest and other expense (income), net	185	(360)	302	(1,873)
(Benefit) provision for income taxes	(2,480)	1,111	(4,642)	8,928
Depreciation and amortization	1,714	1,532	6,844	5,991
Stock-based compensation	1,433	1,947	5,386	6,087
Product rationalization related charges	-	-	2,892	-
IPR&D impairment	1,414		1,414	-
Acquisition related expenses	-	2,859	4,168	2,859
Acquisition related intangible asset amortization	1,789		6,620
Acquisition related inventory step up	3,697		11,082
Goodwill impairment charge	24,376	-	42,520	-
Change in fair value of contingent consideration (benefit)	(12,490)	-	(28,666)	-
Adjusted EBITDA	$3,981	$11,140	$23,938	$49,185

Anika Therapeutics, Inc. and Subsidiaries
Reconciliation of GAAP Net Income to Adjusted Net Income
(in thousands, except per share data)
(unaudited)

	For the Three Months Ended December 31,		For the Year Ended December 31,
in thousands, except per share data	2020	2019	2020	2019
Net income (loss)	$(15,657)	$4,051	$(23,982)	$27,193
Product rationalization related charges, tax effected	-	-	2,376	-
IPR&D impairment, tax effected	1,414		1,414
Acquisition related expenses, tax effected	-	2,256	3,146	2,256
Acquisition related intangible asset amortization, tax effected	1,304		4,997
Acquisition related inventory step up	2,696		8,365
Goodwill impairment, tax effected	21,929	-	37,702	-
Change in fair value of contingent consideration, tax effected (benefit)	(9,999)	-	(23,872)	-
Adjusted net income	$1,687	$6,307	$10,146	$29,449

Anika Therapeutics, Inc. and Subsidiaries
Reconciliation of GAAP Diluted Earnings Per Share to Adjusted Diluted Earnings Per Share
(per share data)
(unaudited)

	For the Three Months Ended December 31,		For the Year Ended December 31,
in thousands, except per share data	2020	2019	2020	2019
Diluted earnings (loss) per share (EPS)	$(1.10)	$0.28	$(1.69)	$1.89
Product rationalization related charges, tax effected	-	-	0.17	-
IPR&D impairment, tax effected	0.10		0.10
Acquisition related expenses per share, tax effected	-	0.15	0.22	0.16
Acquisition related intangible asset amortization, tax effected	0.09		0.35
Acquisition related inventory step up	0.19		0.59
Goodwill impairment, tax effected	1.54	-	2.65	-
Change in fair value of contingent consideration, tax effected (benefit)	(0.70)	-	(1.68)	-
Adjusted diluted EPS	$0.12	$0.43	$0.71	$2.05

Anika Therapeutics, Inc. and Subsidiaries
Supplemental Financial Data

Revenue by Product Family and Gross Margin
(in thousands, except percentages)
(unaudited)

	For the Three Months Ended December 31,				For the Year Ended December 31,
	2020	%	2019	%	2020	%	2019	%
Joint Pain Management	$16,861	52%	$26,403	89%	$83,029	64%	$103,466	90%
Joint Preservation and Restoration	13,135	40%	560	2%	39,368	30%	2,070	2%
Other	2,692	8%	2,804	9%	8,060	6%	8,976	8%
Product Revenue	32,688	100%	29,767	100%	130,457	100%	114,512	100%

Licensing, milestone and contract revenue	-	-	5	0%	-	-	98	0%
Total Revenue	$32,688	100%	$29,772	100%	$130,457	100%	$114,610	100%

Gross Profit	$16,745		$21,123		$69,026		$85,863
Gross Margin	51%		71%		53%		75%

For Investor Inquiries:
Anika Therapeutics, Inc.
Mark Namaroff, 781-457-9287
Executive Director, Investor Relations and Corporate Communications
mnamaroff@anika.com